Report of Independent Registered Public Accounting Firm

To the Board of Trustees of MFS Series Trust XI and
Shareholders of MFS Mid Cap Value Fund

In planning and  performing  our audit of the financial  statements of MFS
Mid Cap Value Fund (the Fund)(one  of
the  portfolios  comprising  MFS Series Trust XI) as of and for the year ended
 September  30, 2010,  in accordance
with the standards of the Public Company Accounting Oversight Board (United States), we considered the Funds internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial  statements  and to
comply with the requirements of Form N-SAR,  but not for the purpose of expressing an opinion on the effectiveness of the Funds internal control over financial reporting. Accordingly, we express no such opinion.

The  management of the Fund is  responsible  for  establishing  and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A companys internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A companys internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a companys assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk
that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal  control over  financial  reporting  exists when the design or operation of a control does
not allow  management or employees,  in the normal course of performing  their assigned  functions,  to prevent or
detect misstatements on a timely basis. A material weakness is a deficiency, or a combination of deficiencies,  in
internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the companys annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Funds internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be material weaknesses under standards established by the Public Company
 Accounting  Oversight Board (United States).
However, we noted no deficiencies in the Funds internal control over financial reporting and its operation, including controls over safeguarding securities that we consider to be a material weakness as defined above as of September 30, 2010.

This report is intended solely for the information and use of management and the Board of Trustees of MFS Series
Trust XI and the  Securities  and  Exchange  Commission  and is not intended to be and should not be used by anyone
other than these specified parties.


 Ernst & Young LLP

November 15, 2010
Boston, Massachusetts